DEBT CONVERSION AGREEMENT

     This Debt Conversion Agreement (this "Agreement") is made and entered into as of the 15th day of November, 2001, by and between SPORTSNUTS, INC.(formerly known as SportsNuts.com International, Inc.), a Delaware corporation (the "Company"), and GARDNER MANAGEMENT PROFIT SHARING PLAN AND TRUST, (the "Gardner Trust"), collectively referred to hereinafter as the "Parties" or individually as a "Party."

                                 R E C I T A L S

     WHEREAS, Lender has previously loaned certain amounts to the Company pursuant to a Convertible Promissory Note dated February 1, 2000 in the principal amount of Four Hundred Fifty Thousand Dollars ($450,000.00) executed by the Company in favor of Lender a copy of which is attached hereto as Exhibit "A" (the "Note");

     WHEREAS, as of November 15, 2001 One Hundred Twenty-six Thousand Two Hundred Sixty-Eight Dollars and Forty-nine Cents ($126,268.49) unpaid interest has accrued on the Note (the "Accrued Interest");

     WHEREAS, pursuant to the terms of the Note, the Parties desire to convert the Accrued Interest payable on the Note as of November 15, 2001 into restricted Common Stock of the Company, as more fully described herein; and

     WHEREAS, upon the conversion of the Accrued Interest, the Parties desire to cancel the obligation of the Company with respect to payment of the Accrued Interest due as of November 15, 2001.

     NOW THEREFORE, in consideration of the mutual covenants, agreements, conditions, representations, and warranties contained in this Agreement, the Company and the Gardner Trust hereby agree as follows:

     1. Conversion to Common Stock; Cancellation of Expenditures

     Subject to the terms and conditions of this Agreement, the Parties hereby agree to convert the Accrued Interest consisting of $126,268.49 into Twelve Million Two Hundred Sixty-eight Thousand (12,268,000) shares of restricted Common Stock of the Company (the "Stock"), resulting in a cancellation of the Accrued Interest due as of November 15, 2001.

     2. Representations and Warranties of the Company

     As a material inducement to the Gardner Trust to enter into this Agreement, the Company makes the following representations and warranties to the Gardner
Trust:

     2.1 Authority. The issuance of the Stock to the Gardner Trust upon the terms and conditions set forth herein has been authorized by all requisite corporate action;

     2.2 Validity of Stock. The Stock, when issued by the Company in accordance with the terms of this Agreement, shall be duly and validly issued, fully paid, and nonassessable.


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     3. Representations and Warranties of Denos

     As a material inducement to the Company to enter into this Agreement, the Gardner Trust makes the following representations and warranties to the Company:

     3.1 Purchase Entirely for Own Account. The Stock is being acquired by the Gardner Trust for its own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the Gardner Trust has no present intention of selling, granting any participation in, or otherwise distributing the same.

     3.2 Restricted Securities. The Gardner Trust understands that the Stock it is acquiring hereunder is characterized as "restricted securities" under the U.S. federal securities laws inasmuch as it is being acquired from the Company in a transaction not involving a public offering and that, under such laws and applicable regulations, such securities may not be resold without registration or the availability of an exemption from the registration requirement under the Securities Act. In this connection, Lender represents that it is familiar with Rule 144 promulgated by the U.S. Securities and Exchange Commission ("SEC"), as presently in effect, which allows for the resale of "restricted securities" in certain instances.

     3.3 Further Limitations on Disposition. Without in any way limiting the representations set forth above, the Gardner Trust further agrees not to make any disposition of all or any portion of the Stock in the United States unless and until:

     (a) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

     (b) The Gardner Trust shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, the Gardner Trust shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act.

     3.4 Legends and Stop-Transfer Orders. The Gardner Trust understands that the certificate(s) evidencing the Stock may bear the following (or similar) legend:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, PLEDGED, OR TRANSFERRED WITHIN IN THE UNITED STATES UNLESS THE SAME ARE REGISTERED UNDER THE SECURITIES ACT OF 1933, OR THE COMPANY RECEIVES AN OPINION FROM COUNSEL SATISFACTORY TO IT THAT SUCH REGISTRATION IS NOT REQUIRED.

The certificate(s) for the Stock may also bear any legend required by any applicable state securities law. In addition to these legends, the Company shall make a notation of these restrictions on transfer in its stock records and shall issue appropriate stop-transfer orders to its transfer agent in the event these securities are attempted to be sold without compliance with the requirements of this Section.



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     4. Miscellaneous

     4.1 Modifications and Waivers. This Agreement may not be amended or modified, nor may the rights of any party hereunder be waived, except by a written document that is executed by the Company and the Gardner Trust.

     4.2 Assignment. This Agreement is and shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns.

     4.3 Rights and Obligations of Third Parties. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the Parties hereto and their respective successors and permitted assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third parties to any party to this Agreement, nor shall any provision give any third party any right of subrogation or action against any Party to this Agreement.

     4.4 Notices. Any notice, request, consent, or other communication hereunder shall be in writing, and shall be sent by one of the following means: (i) by registered or certified first class mail, postage prepaid; (ii) by facsimile transmission; (iii) by reputable overnight courier service; or (iv) by personal delivery, and shall be properly addressed as follows:

If to the Company, to:                      If to the Gardner Trust, to:


Kenneth I. Denos                            Elbert W. Gardner, Trustee
SportsNuts, Inc.                            -------------------------------
10421 South 400 West, Suite 550             -------------------------------
Salt Lake City, UT 84095                    Tele:    (___) __________
Tele: (801) 816-2500                        Fax:     (___) __________
Fax: (801) 816-2599

or to such other address or addresses as the Company or Purchaser shall hereafter designate to each other in writing. Notices sent by mail or by courier shall be effective three (3) days after they are sent, and notices delivered personally by facsimile shall be effective at the time of delivery thereof.

     4.5 Entire Agreement. This Agreement, including the Exhibits hereto, constitutes the entire agreement between the Parties hereto in relation to the subject matter hereof. Any prior written or oral negotiations, correspondence, or understandings relating to the subject matter hereof shall be superseded by this Agreement and shall have no force or effect.

     4.6 Severability. If any provision which is not essential to the effectuation of the basic purpose of this Agreement is determined by a court of competent jurisdiction to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of the remaining provisions of this Agreement.

     4.7 Headings. The headings of the Sections of this Agreement are inserted for convenience of reference only and shall not affect the construction or interpretation of any provisions hereof.


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     4.8  Exhibits.  The exhibits  attached  hereto and referred to herein are a part of this Agreement for all purposes. Terms which are defined in this Agreement shall have the same meanings when used in such exhibits.

     4.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be an original, but all of which together shall constitute one and the same instrument.

     4.10 Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Utah without regard to the law of conflict of laws.

     4.11 Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to either party, upon any breach or default of the other party under this Agreement, shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent, or approval of any kind or character on the part of either party of any breach or default by the other party under this Agreement, or any waiver of any provisions or conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to either party, shall be cumulative and not alternative.

     IN WITNESS WHEREOF, the Company and the Gardner Trust have each caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

                    SPORTSNUTS, INC.
                    (formerly known as SportsNuts.com International, Inc.)

                    By:/s/ Kenneth I. Denos, President
                    ----------------------------------------------------
                           Kenneth I. Denos, President

                    GARDNER MANAGEMENT PROFIT SHARING PLAN AND TRUST

                    By: /s/ Elbert W. Gardner
                    -----------------------------------------------------
                       Elbert W. Gardner, Trustee


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                                   EXHIBIT "A"

                           CONVERTIBLE PROMISSORY NOTE
                             DATED FEBRUARY 1, 2000

[Filed as an Exhibit to the Company's Annual Report on Form 10-KSB, filed with the Commision on March 30, 2000.]